Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”), dated as of January 26, 2017, is by and among BioUrja Trading, LLC, a Delaware limited liability company (“Purchaser”), and Dakota Plains Holdings, Inc., a Nevada corporation and Dakota Petroleum Transport Solutions, LLC, a Minnesota limited liability company (jointly, the “Companies” or “Sellers”). Purchase and Sellers are sometimes referred to herein, individually as a “Party,” and collectively, as the “Parties”.

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of December 19, 2016 (the “APA”), pursuant to which the Sellers will sell substantially all of their assets to Purchaser pursuant to the terms and conditions in the APA;

WHEREAS, the Sellers have filed a petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”) commencing a chapter 11 case (the “Bankruptcy Case”) and are operating as debtor in possession.

WHEREAS, the Sellers, are managing their assets as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code;

WHEREAS, the Bankruptcy Court approved an Expedited Order (A) Approving Bidding Procedures And Bid Protections In Connection With The Sale Of Substantially All Of The Debtors’ Assets, (B) Approving The Form And Manner Of Notice Thereof, (C) Scheduling An Auction And A Sale Hearing, (D) Approving Procedures For The Assumption And Assignment Of Contracts, And (E) Granting Related Relief (Docket No. 38), entered in the Bankruptcy Court on December 29, 2016 (“Bidding Procedures Order”) setting forth procedures for an auction of substantially all of the Sellers’ assets;

WHEREAS, the APA expressly provided in Section 2.1 and Article VII that there would be an Auction and the Sellers may increase the Purchase Price pursuant to the Bidding Procedures Order;

WHEREAS, on January 23, 2017, the Sellers held the Auction pursuant to the Bidding Procedures Order, at which time, the Purchaser and Seller agreed that the Purchaser shall increase the Purchase Price, as reflected herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the APA.

2.                    Amendment to Section 1.1. Section 1.1 of the APA is hereby amended by adding a new subsection 1.1(t) to read as follows:

“(t) All of Seller’s accounts receivables as of the date of Closing.”

3.                    Amendment to Section 2.1(a). Section 2.1(a) of the APA is hereby amended and restated in its entirety to read as follows:

“The aggregate consideration (collectively, the “Purchase Price”) to be paid for the purchase of the Purchased Assets shall be: (i) the assumption of Assumed Liabilities, and (ii) cash in an amount equal to ten million eight hundred and fifty thousand dollars ($10,850,000) minus the Cure Cost Reduction, if any, and minus the dollar amount of real or personal property Taxes allocated to Sellers pursuant to Section 11.1(b) (including any real or personal property taxes for a pre-closing period that Purchaser either pays at Closing or assumes and agrees to pay after Closing);”

4.                    Amendment to Section 2.3(e). Section 2.3(e) of the APA is hereby amended and restated in its entirety to read as follows:

(i)	““Cash Consideration” means $10,850,000 minus the Cure Cost Reduction, if any and minus the dollar amount of real and personal property Taxes allocated to Sellers pursuant to Section 11.1(b) (including any real or personal property Taxes for any Pre-Closing Tax Period that Purchaser either pays at the Closing or assumes and agrees to pay after the Closing).”

5.                    Amendment to Sections 3.1. Section 3.1 of the APA is hereby amended so that the defined term “Closing Date Payment” shall replace the defined term “Purchase Price” in the third line thereof.

6.                    Amendment to Section 4.7. Section 4.7 of the APA is hereby amended so that the word “have” shall replace the word “has” in the eighth line thereof.

7.                    Amendment to Section 4.10. Section 4.10 of the APA is hereby amended so that the word “have” shall replace the word “has” in each appearance in the eleventh and thirteenth lines thereof.

8.                    Amendment to Section 10.1. Section 10.1 of the APA is hereby amended as follows:

(a)	Section 10.1(l) shall be deleted and replaced with “Section 10.1(l) [Reserved].”;

(b)	Section 10.1(s) shall be deleted and replaced with ““Bidding Procedures Order” means an order substantially in the form attached hereto as Exhibit C and otherwise in form and substance reasonably satisfactory to Sellers and Purchaser.”; and

(c)	Section 10.1(yy) shall be deleted and replaced with “Section 10.1(yy) [Reserved].”.

9.	New Section 12.14. The APA is amended by adding a new Section 12.14 as follows:

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“Section 12.14. Purchaser Designee. The Parties agree that any references to Purchaser herein shall apply to the Purchaser Designee, if Purchaser designates such a party pursuant to Section 1.1.”

10.                 Entire Agreement. The APA, as amended by this First Amendment, embodies the entire understanding among the Parties with respect to the subject matter thereof and hereof and can be changed only by an instrument in writing executed by all of the Parties.

11.                 Conflict of Terms. In the event of a conflict or inconsistency between the terms of the APA and those of this First Amendment, the terms of this First Amendment shall control and govern the rights and obligations of the Parties.

12.                 Ratification. Except to the extent amended hereby or inconsistent herewith, all of the terms, covenants, conditions, and provisions of the APA shall remain in full force and effect, and the Parties hereby acknowledge and confirm that the same are in full force and effect.

13.                 Execution. This First Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Facsimile or other electronic signatures shall be accepted by the Parties as originals.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BIOURJA TRADING, LLC

By:
	Name:	Shék Jain
	Title:	Chief Operating Officer

AMIT BHANDARI, AS TO SECTION 12.13

By:

DAKOTA PLAINS HOLDINGS, INC.

By:
	Name:	Gabriel G. Claypool
	Title:	President, CEO & COO

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC

By:
	Name:	Gabriel G. Claypool
	Title:	Manager

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